                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in Registration Statements No. 333-66723, No. 333-66731, No. 333-68125, No. 333-68619, No. 333-68623
  and No. 333-68625 of World Access, Inc. on Forms S-8 of our report, dated December 7, 1999, on the consolidated financial statements of FaciliCom International, Inc. and subsidiaries appearing in this Form 8-K of World Access, Inc.


  /s/ Deloitte & Touche LLP

  Pittsburgh, Pennsylvania
  December 22, 1999